Exhibit 32

CERTIFICATION

The undersigned certifies, pursuant to 18 U.S.C. § 1350, that:

1.                  The accompanying Annual Report on Form 10-KSB of Ethanol Grain Processors, LLC (the “Company”) for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                  The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2007

/s/ James K. Patterson
James K. Patterson
Chief Executive Officer and Chief Financial Officer